                                                                     EXHIBIT 4.1


[BLUE BORDER DESIGN -LEFT AND RIGHT OF CERTIFICATE]


                             [FRONT OF CERTIFICATE]


COMMON STOCK                                                        COMMON STOCK
  NUMBER                           [EDR LOGO]                          SHARES
EDR                        EDUCATION REALTY TRUST, INC.
   -----------

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                                          CUSIP 28140H 10 4



              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


THIS CERTIFIES THAT                                 [SPECIMEN]
                    ------------------------------------------------------------
IS THE OWNER OF
                ----------------------------------------------------------------
FULLY PAID AND NON-ASSESSABLE SHARES OF THE $0.01 PAR VALUE COMMON STOCK OF EDUCATION REALTY TRUST, INC., transferable on the books of the corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the corporation.

                              CERTIFICATE OF STOCK

Dated:

[BOTTOM LEFT OF STOCK CERTIFICATE]

COUNTERSIGNED AND REGISTERED:

SUNTRUST BANK
(ATLANTA, GA)
TRANSFER AGENT AND REGISTRAR

BY
  ------------------------------------
         AUTHORIZED SIGNATURE


                  [EDUCATION REALTY TRUST, INC. CORPORATE SEAL]


[BOTTOM RIGHT OF STOCK CERTIFICATE]

/s/ Randall H. Brown
--------------------------------------------
Secretary


/s/ Paul O. Bower
--------------------------------------------
President and Chief Executive Officer

                              [BACK OF CERTIFICATE]

                          EDUCATION REALTY TRUST, INC.

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent (by value, by number of shares or by voting power, whichever is more restrictive) of the outstanding shares of Common Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);
(ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent (by value, by number of shares or by voting power, whichever is more restrictive) of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock that causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT -      Custodian
                                                            -------------------
TEN ENT - as tenants by the entireties               (Cust)              (Minor)
JT TEN  - as joint tenants with the right            under the Uniform Gifts to
          of survivorship and not as                 Minors Act
          tenants in common                                     ----------------
                                                                     (State)

     Additional abbreviations may also be used though not in the above list.

For value received,                                    hereby sell, assign and
                   -----------------------------------
transfer unto                     [PLEASE INSERT SOCIAL SECURITY OR
              -------------------

                        OTHER IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                   ---------------------------------------------
Attorney to transfer the said stock on the books of the within named Corporation with the full power of substitution in the premises.

Dated
      -------------------------   -------

                                        ----------------------------------------
                                        NOTICE: THE SIGNATURE(S) TO THIS
                                        ASSIGNMENT MUST CORRESPOND WITH THE NAME
                                        AS WRITTEN UPON THE FACE OF THE
                                        CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                                        ALTERATION OR ENLARGEMENT OR ANY CHANGE
                                        WHATSOEVER.


              Signature(s) Guaranteed:
                                        ----------------------------------------
                                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                        AN ELIGIBLE GUARANTOR INSTITUTION SUCH
                                        AS A SECURITIES BROKER/DEALER,
                                        COMMERCIAL BANK, TRUST COMPANY, SAVINGS
                                        ASSOCIATION OR A CREDIT UNION
                                        PARTICIPATING IN A MEDALLION PROGRAM.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.